                                                                   EXHIBIT 10.19

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                   FOCAL, INC.

                                       AND

                               GENZYME CORPORATION

                      ------------------------------------

                                October 21, 1999

                      ------------------------------------
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                                TABLE OF CONTENTS
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
Article I             SALE OF THE SHARES.........................................................................1

         1.1.     Initial Sale and Purchase of the Shares........................................................1

         1.2.     Options to Sell Additional Shares of Common Stock..............................................1

Article II            CLOSING AND FUNDING........................................................................6

         2.1.     The Closings...................................................................................6

         2.2.     Initial Closing Funding........................................................................6

         2.3.     Delivery of Shares.............................................................................6

Article III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................7

         3.1.     Organization...................................................................................7

         3.2.     Authority to Execute and Perform Agreement.....................................................7

         3.3.     Capitalization.................................................................................7

         3.4.     Subsidiaries...................................................................................8

         3.5.     SEC Reports....................................................................................8

         3.6.     Financial Statements...........................................................................9

         3.7.     Absence of Undisclosed Company Liabilities.....................................................9

         3.8.     No Material Adverse Effect.....................................................................9

         3.9.     Actions and Proceedings........................................................................9

         3.10.    No Breach.....................................................................................10

         3.11.    Registration Rights...........................................................................10

         3.12.    Brokers or Finders............................................................................10

         3.13.    Patents, Trademarks, Etc......................................................................10

         3.14.    Anti-Takeover Laws............................................................................11

Article IV            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................................11

         4.1.     Authorization of Agreement....................................................................11

         4.2.     Litigation....................................................................................11

         4.3.     Investment Intention..........................................................................11

         4.4.     Due Diligence.................................................................................12

         4.5.     Brokers or Finders............................................................................12

Article V             CONDITIONS TO CLOSING AND FUNDING.........................................................12

         5.1.     Conditions Precedent to Obligations of Purchaser at any Closing...............................12


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         5.2.     Additional Conditions Precedent to the Obligations of the Purchaser at Option Closings........13

         5.3.     Conditions Precedent to Obligations of the Company at any Closing.............................15

         5.4.     Conditions Precedent to Obligations of the Purchaser at the Initial Closing Funding...........15

Article VI            DOCUMENTS TO BE DELIVERED.................................................................16

         6.1.     Deliveries by the Company to the Purchaser at each Closing....................................16

         6.2.     Deliveries by the Company and the Purchaser at the Initial Closing............................16

         6.3.     Deliveries by the Company to the Purchaser at the Initial Closing Funding.....................16

         6.4.     Deliveries by the Purchaser to the Company at the Initial Closing Funding and each
                  Closing.......................................................................................17

Article VII           CERTAIN COVENANTS OF THE COMPANY..........................................................17

         7.1.     Participation Rights of Purchaser in Future Issuances.........................................17

         7.2.     Reservation of Common Stock and Other Securities..............................................18

         7.3.     Corporate Existence; Conduct of Business......................................................18

         7.4.     No Impairment.................................................................................18

         7.5.     Integration...................................................................................18

         7.6.     Provision of Information......................................................................19

         7.7.     Rights Agreement..............................................................................19

Article VIII          STANDSTILL AGREEMENT AND RIGHT OF FIRST REFUSAL...........................................19

         8.1.     Certain Definitions...........................................................................19

         8.2.     Prohibited Activities.........................................................................19

         8.3.     Exceptions....................................................................................20

         8.4.     Change of Control Notice and Agreement to Negotiate...........................................20

Article IX            RESTRICTIONS ON TRANSFER..................................................................21

         9.1.     Restricted Shares.............................................................................21

         9.2.     Requirements for Transfer.....................................................................21

         9.3.     Legends.......................................................................................22

Article X             MISCELLANEOUS.............................................................................22

         10.1.    Survival of Representations and Warranties....................................................22

         10.2.    Fees and Expenses.............................................................................22


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         10.3.    Further Assurances............................................................................22

         10.4.    Dispute Resolution............................................................................22

         10.5.    Entire Agreement; Amendments and Waivers......................................................23

         10.6.    Governing Law.................................................................................23

         10.7.    Table of Contents and Headings................................................................23

         10.8.    Notices.......................................................................................23

         10.9.    Section Headings, Construction................................................................24

         10.10.   Counterparts..................................................................................24

         10.11.   Rules of Construction.........................................................................24

         10.12.   Severability..................................................................................24

         10.13.   Binding Effect; Assignment....................................................................25

         10.14.   Limitation of Liability.......................................................................25

         10.15.   Use of Names..................................................................................25


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COMPANY DISCLOSURE SCHEDULES

Schedule 3.4          -        Subsidiaries and Other Investments
Schedule 3.5(b)       -        Terminated Contract
Schedule 3.11         -        Holders of Registration Rights
Schedule 3.13         -        Intellectual Property Agreements

EXHIBITS

Exhibit A             -        Form of Registration Rights Agreement`
Exhibit B             -        Form of Company Board Resolutions
Exhibit C             -        Form of Opinion of Company's Counsel
Exhibit D             -        ADR Procedures
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                                      -iv-

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated as of October 21, 1999 (this "AGREEMENT"), by and between FOCAL, INC., a Delaware corporation (the "COMPANY"), and GENZYME CORPORATION, a Massachusetts corporation (the "PURCHASER").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue and sell, and the Purchaser wishes to purchase, shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Purchaser proposes to grant to the Company options to require the Purchaser, subject to certain conditions, to purchase additional shares of Common Stock;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                               SALE OF THE SHARES

         1.1. INITIAL SALE AND PURCHASE OF THE SHARES. Upon the terms and subject to the conditions contained herein, on the date hereof (the "INITIAL CLOSING DATE"), the Company shall agree to sell to the Purchaser, and the Purchaser shall agree to purchase from the Company, for $5,000,000 in cash (the "INITIAL CLOSING FUNDING AMOUNT"), a number (rounded down to the nearest whole number) of newly issued shares of Common Stock (the "INITIAL SHARES") obtained by dividing $5,000,000 by the Initial Closing Purchase Price. The "INITIAL CLOSING PURCHASE PRICE," subject to adjustment in accordance with Section 1.2(c) hereof, shall mean the lesser of (a) the product obtained by multiplying (i)
1.25 by (ii) the average of the per share closing prices of the Common Stock as reported by on the Nasdaq National Market (the "NASDAQ") for the ten trading days immediately following the date of the first public announcement by the Company of the execution of this Agreement (the "ANNOUNCEMENT DATE"), which Announcement Date shall occur within one trading day of the date of this Agreement, or (b) $8.00 (in each case, subject to equitable adjustment to reflect any stock split, stock contribution, stock dividend or similar recapitalization event affecting the Common Stock which becomes effective after the date hereof and on or before the Initial Closing Funding Date (as hereinafter defined)).

         1.2.     OPTIONS TO SELL ADDITIONAL SHARES OF COMMON STOCK.

                  (a) Upon the terms and subject to the conditions set forth herein, the Purchaser hereby grants to the Company the right and option, exercisable at the Company's sole and absolute discretion:

                           (i)      To sell to the Purchaser (the "FIRST
OPTION") as soon as practicable after the date upon which all applicable closing conditions set forth in Article V and Article VI hereof have been fulfilled or waived (the "FIRST OPTION CLOSING DATE"), at a per share sale price equal to the First Option Purchase Price, a number (rounded down to the nearest whole number) of newly issued shares of Common Stock (the "FIRST OPTION SHARES") not to exceed the number obtained by dividing (A) $5,000,000 by (B) the First Option Purchase Price. The "FIRST OPTION PURCHASE PRICE," subject to adjustment in accordance with Sections 1.2(c), Section 1.2(d) and 1.2(e)(ii) hereof, shall mean:

                                    (1)     if the average of the per share
closing prices of the Common Stock as reported by the Nasdaq or (or if the Common Stock is listed on the New York Stock Exchange (the "NYSE") and the NYSE is the principal exchange upon which the Common Stock is traded, then as reported by the NYSE) for the 20 trading days immediately preceding the date that the Exercise Notice (as defined in Section 1.2(g) applicable to the First Option is delivered (such average price is hereinafter referred to as the "FIRST OPTION SHARE VALUE") is less than or equal to $6.40 per share (subject to equitable adjustment to reflect on any stock split, stock combination, stock dividend or similar recapitalization event affecting the Common Stock which becomes effective after the date hereof and on or before the First Option Closing Date), the product obtained by multiplying (A) 1.25 by (B) the First Option Share Value;

                                    (2)     if the First Option Share Value is
greater than $6.40 per share (subject to equitable adjustment in the same manner as described in clause (1) above) but less than or equal to $8.00 per share (subject to equitable adjustment in the same manner as described in clause (1) above), then $8.00 (subject to equitable adjustment in the same manner as described in clause (1) above); or

                                    (3)     if the First Option Share Value is
greater than $8.00 per share (subject to equitable adjustment in the same manner as described in clause (1) above), then the First Option Share Value.

                           (ii)     If the Company has obtained final marketing
authorization from the U.S. Food and Drug Administration for its FocalSeal(R)-L for the indications and subject to the labeling restrictions set forth in the Premarket Approval Application initially filed with the FDA in June 1999 with respect thereto (the "REQUIRED FDA APPROVAL") on or before March 31, 2001, to sell to the Purchaser (the "SECOND OPTION"), as soon as practicable after the date upon which all applicable closing conditions set forth in Article V and
Article VI hereof have been fulfilled or waived (the "SECOND OPTION CLOSING DATE"), at a per share sale price equal to the Second Option Purchase Price, a number of newly issued shares (the "SECOND OPTION SHARES") not to exceed the number (rounded down to the nearest whole number) obtained by dividing (A) $5,000,000 by (B) the Second Option Purchase Price. The "SECOND OPTION PURCHASE PRICE," subject to adjustment in accordance with Section 1.2(c), Section 1.2(d) and Section 1.2(e)(ii) hereof shall mean an amount equal to the average of the per share closing prices of the Common Stock as reported by the Nasdaq (or if the Common Stock is listed on the NYSE and the NYSE is the principal exchange upon which the Common Stock is traded, then as reported by the NYSE) for the 20 trading days immediately preceding the date that the Exercise Notice applicable to the Second Option is delivered.

                           (iii) If the Company has obtained the Required FDA
Approval on or before March 31, 2001, to sell to the Purchaser (the "THIRD OPTION" and, together with the First Option and the Second Option, the "OPTIONS"), as soon as practicable after the date upon which all applicable closing conditions set forth in Article V and Article VI hereof have been fulfilled or waived (the "THIRD OPTION CLOSING DATE"), a number (rounded down to the nearest whole number) of newly issued shares of Common Stock (the "THIRD OPTION SHARES") not to exceed the number obtained by dividing (A) $5,000,000 by (B) the Third Option Purchase Price. The "THIRD OPTION PURCHASE PRICE," subject to adjustment in accordance with Section 1.2(c), Section 1.2(d) and Section 1.2(e)(ii) hereof, shall mean the average of the per share closing prices of the Common Stock as reported by the Nasdaq (or if the Common Stock is listed on the NYSE and the NYSE is the principal exchange upon which the Common Stock is traded, then as reported by the NYSE) for the 20 trading days immediately preceding the date that the Exercise Notice applicable to the Third Option is delivered.

                  (b) The First Option Closing Date, the Second Option Closing Date and the Third Option Closing Date are referred to herein collectively as the "OPTION CLOSING DATES", and together with the Initial Closing Date, as the "CLOSING DATES". The Initial Shares, the First Option Shares, the Second Option Shares and the Third Option Shares are referred to collectively herein as the "SHARES". The Initial Closing Purchase Price, the First Option Purchase Price, the Second Option Purchase Price and the Third Option Purchase Price, in each case subject to adjustment in accordance with Section 1.2(c), Section 1.2(d) and
Section 1.2(e)(ii) hereof, are referred to collectively herein as the "PER SHARE PURCHASE PRICES".

                  (c) In the event that a Material Event (as hereinafter defined) occurs (i) within 135 days prior to commencement of the Price Determination Period (as hereinafter defined) and such Material Event has not been disclosed by a public announcement made by or in a Company SEC Report (as hereinafter defined) filed by the Company in each case not fewer than three trading days prior to the commencement of the Price Determination Period or (ii) during the Price Determination Period, regardless of whether such Material Event has been disclosed in any public announcement made by or Company SEC Report filed by the Company then, notwithstanding the provisions of Section 1.2(a), the Per Share Purchase Price shall be subject to adjustment as provided in this
Section 1.2(c) (a "PRICE ADJUSTMENT EVENT"). For purposes of this Section 1.2(c), "MATERIAL EVENT" shall mean any event or occurrence (other than the entering into of this Agreement) which is reasonably likely to materially affect (either adversely or positively) (1) the business, properties, results of operations or financial condition of the Company or (2) the ability of the Company to perform its obligations under this Agreement. For purposes of this Agreement, the "PRICE DETERMINATION PERIOD" shall mean the period of trading days during which the closing prices of the Common Stock are averaged to calculate the Per Share Purchase Price payable for Shares to be purchased at a Closing. In the event that a Price Adjustment Event shall have occurred, then:
(i) unless the Material Event has already been announced or disclosed, the Company shall promptly publicly announce or file a Company SEC Report disclosing such Material Event; (ii) the Price Determination Period with respect to such purchase shall be delayed and shall commence on the third trading day following the date of the public announcement or disclosure of such Material Event; and
(iii) such Closing shall take place as soon as practicable following the termination of the applicable Price Determination Period.

                  (d) In the event that an Option Closing has been delayed in accordance with Section 5.2(a)(v) as a result of a Suspension Event (as defined in Section 5.2(a)(v)) then, notwithstanding the provisions of Section 1.2(a) but subject to any further adjustment required pursuant to Section 1.2(c), the Price Determination Period with respect to such Option Closing shall mean the period of 20 trading days immediately preceding the last trading day prior to the delayed Option Closing Date.

                  (e) Notwithstanding anything to the contrary herein, and regardless of whether an Exercise Notice with respect to such Option has previously been delivered, the Options set forth in Section 1.2(a) shall immediately terminate and shall have no further force or effect upon the occurrence of the following events on or prior to the applicable Option Closing
Date:

                           (i)      the effectiveness of any reclassification
of, or recapitalization affecting, the Common Stock other than (A) a change in par value, or from par value to no par value, or from no par value to par value,
(B) a subdivision or combination of shares of Common Stock, (C) a stock dividend payable in shares of Common Stock, or (D) any reclassification, recapitalization or other change in the Common Stock if the Board of Directors of the Company, acting in good faith, concludes, after comparing the rights, characteristics and privileges of the Common Stock prior to such event with the rights, characteristics and privileges of the securities issued in exchange for, in replacement of or otherwise in respect of shares of Common Stock in connection with such reclassification, recapitalization or other change in the Common Stock, that the Common Stock prior to such event and the securities issued in connection with such event, taken together, would all constitute securities of the same class for all purposes under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

                           (ii)     the closing of any consolidation or merger
of the Company with or into another corporation, other than: (A) a merger with another corporation in which the Company is the continuing corporation and which does not result in any reclassification of, or recapitalization affecting, the Common Stock and in which the stockholders of the Company immediately prior to the merger own in excess of 50% of the Common Stock immediately following the merger or (B) a merger with another corporation in which the continuing corporation following the merger (1) is a company with publicly-traded common stock listed on the Nasdaq or the NYSE and with an aggregate market capitalization immediately following the consummation of such merger of less than or equal to $2,000,000,000 and (2) the continuing corporation is the permitted assignee or transferee of and has assumed all of the Company's obligations under the Distribution and Marketing Collaboration Agreement dated the date hereof between the Company and the Purchaser (the "DISTRIBUTION AND MARKETING AGREEMENT"); PROVIDED, HOWEVER, that, following the occurrence of any merger described in clause (B) of this paragraph, then, notwithstanding any other provisions of this Agreement, (x) "Common Stock" shall mean the publicly traded common stock of the continuing corporation and "Shares" shall mean the shares of Common Stock issuable upon exercise of the Options and (y) the Per Share Purchase Price for Shares purchased upon the exercise of any Option thereafter exercised shall, subject to adjustment in accordance with Sections 1.2(c) and 1.2(d), equal the average of the per share closing prices of the Shares as reported by the Nasdaq, or, if the Common Stock is listed on the NYSE and the NYSE is the principal exchange upon which the Common Stock is traded, then as reported by the NYSE, for the 20 trading days immediately preceding the date upon which the Exercise Notice applicable to such Option is delivered;

                           (iii)    the closing of any sale of all or
substantially all of the assets of the Company; or

                           (iv)     the termination of the Distribution and
Marketing Agreement by the Purchaser pursuant to Sections 11.3(b) or 11.4(d) thereof.

                  (f) The agreement between the Company and the Purchaser with respect to each of the First Option, the Second Option and the Third Option are separate agreements, and the right of the Company to sell Shares, and the obligation of the Purchaser to purchase Shares, on each Option Closing Date are separate rights and obligations. If either (i) the Company does not exercise any Option within the applicable exercise period or (ii) the Company exercises such Option but the Option Closing does not occur because the applicable closing conditions to be fulfilled by the Company have not been fulfilled due to reasons other than bad faith actions of the Purchaser, or willful misconduct or a breach of this Agreement by the Purchaser, then such Option shall terminate and shall be of no further force and effect but such termination shall not have any other effect on the other Options.

                  (g) The Company may exercise the First Option, the Second Option or the Third Option, as the case may be, in whole or in part, by delivering to the Purchaser at any time during the applicable period specified below a written notice setting forth the number of Shares that the Company is requiring the Purchaser to purchase at the Per Share Purchase Price and the aggregate purchase price (not to exceed $5,000,000) (any such notice being an "EXERCISE NOTICE"):

                           (i)      in the case of the First Option, to be
effective the Exercise Notice must be delivered during the 20-day period commencing on April 1, 2000 and ending at 5:00 p.m., Boston time, on April 20, 2000;

                           (ii)     in the case of the Second Option, to be
effective the Exercise Notice must be delivered during the 20-day period commencing on October 1, 2000 and ending at 5:00 p.m., Boston time, on October 20, 2000; PROVIDED, HOWEVER that, if the Required FDA Approval has not been obtained by March 31, 2000 but is obtained on or before March 31, 2001, then the commencement of the 20-day period for the exercise of the Second Option shall be delayed so that such 20-day period shall commence on the date which is a number of days after October 1, 2000 equal to the number of days after March 31, 2000 that the Required FDA Approval is obtained (or if such commencement date is not a trading day, then on the next trading day thereafter) and shall end at 5:00 p.m., Boston time, on the 20th day thereafter (or if such day is not a trading day, then at 5:00 p.m., Boston time, on the next trading day thereafter); and

                           (iii) in the case of the Third Option, to be
effective the Exercise Notice must be delivered during the 20-day period commencing on April 1, 2001 and ending at 5:00 p.m., Boston time, on April 20, 2001; PROVIDED, HOWEVER that, if the Required FDA Approval has not been obtained by March 31, 2000 but is obtained on or before March 31, 2001, then the commencement of the 20-day period for the exercise of the Third Option shall be delayed so that such 20-day period shall commence on the date which is a number of days after April 1, 2001 equal to the number of days after March 31, 2000 that the Required FDA Approval is obtained

(or if such commencement date is not a trading day, then on the next trading day thereafter) and shall end at 5:00 p.m., Boston time, on the 20th day thereafter (or, if such day is not a trading day, then the next trading day thereafter).

                                   ARTICLE II

                               CLOSING AND FUNDING

         2.1. THE CLOSINGS. The closing (the "INITIAL CLOSING") of the sale and purchase of the Initial Shares shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., Boston time, on the Initial Closing Date. The closing of any sale and purchase of Shares pursuant to the First Option is referred to herein as the "FIRST OPTION CLOSING" and shall occur on the First Option Closing Date. The closing of any sale and purchase of Shares pursuant to the Second Option is referred to herein as the "SECOND OPTION CLOSING" and shall occur on the Second Option Closing Date. The closing of any sale and purchase of Shares pursuant to the Third Option is referred to herein as the "THIRD OPTION CLOSING" and shall occur on the Third Option Closing Date. The Initial Closing, the First Option Closing, the Second Option Closing and the Third Option Closing are referred to herein individually as a "CLOSING" and collectively as the "CLOSINGS." The First Option Closing, the Second Option Closing and the Third Option Closing (each an "OPTION CLOSING") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, or at such other place as shall be mutually agreed upon by the parties, at 10:00 a.m., Boston time, on the applicable Option Closing Date.

         2.2. INITIAL CLOSING FUNDING. Subject to the fulfillment or waiver of the conditions set forth in Section 5.4 and Section 6.3 hereof, the payment of the Initial Closing Funding Amount (the "INITIAL CLOSING FUNDING") shall occur on the next trading day following the completion of the Price Determination Period applicable to the Initial Closing (the "INITIAL CLOSING FUNDING DATE").

         2.3. DELIVERY OF SHARES. At the Initial Closing Funding and at each Option Closing, (a) the Company shall deliver to the Purchaser a certificate or certificates evidencing the Shares being purchased by the Purchaser at such Initial Closing Funding or Option Closing, against payment by wire transfer of immediately available funds of an amount equal to the applicable Per Share Purchase Price multiplied by the number of Shares being purchased at such Initial Closing Funding or Closing to an account designated in writing by the Company two business days prior to the Initial Closing Funding Date or the Option Closing Date, as applicable and (b) the parties shall make the other deliveries specified in Article VI hereof. The Shares delivered to the Purchaser at such Initial Closing Funding Date or the Option Closing shall be free and clear of any Liens, except for the restrictions of transfer provided in the Registration Rights Agreement dated the date hereof between the Company and the Purchaser substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"). For purposes of this Agreement, "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to and agrees with the Purchaser, as of the Initial Closing Date, and as of each Option Closing Date, that:

         3.1. ORGANIZATION. The Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. The Company is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means any event or occurrence which is reasonably likely to materially adversely affect (i) the business, properties, results of operations or financial condition of the Company or (ii) the ability of the Company to perform its obligations under this Agreement.

         3.2. AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. The Company has the corporate power and authority to enter into, execute and deliver this Agreement and the Registration Rights Agreement and to carry out the transactions contemplated by this Agreement and the Registration Rights Agreement. The execution and delivery of each of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and the Registration Rights Agreement when executed at the Initial Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms; subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditor's rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. No approval of the stockholders of the Company is required for the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

         3.3.     CAPITALIZATION.

                  (a) The authorized capital of the Company consists of 55,000,000 shares of capital stock, consisting of (1) 50,000,000 shares of Common Stock, of which there are 13,445,432 shares issued and outstanding as of September 30, 1999, 1,878,745 shares reserved for issuance upon the exercise of certain options issued pursuant to the Company's 1992 Equity Incentive Plan, 1999 Stock Incentive Plan and 1997 Non-Employee Director Option Plan, 123,753 shares reserved for issuance pursuant to the Company's 1997 Employee Stock Purchase Plan, and 43,782 shares reserved for issuance upon the exercise of certain outstanding warrants to purchase Common Stock and (2) 5,000,000 shares of preferred stock, per value $.01 per share ("Preferred Stock"), none of which are issued and outstanding; and all shares of Common Stock and Preferred Stock have the rights, privileges, restrictions and conditions specified in the Company's Certificate of Incorporation.

                  (b) All of the issued and outstanding shares of Common Stock have been duly authorized for issuance and are validly issued, fully paid and non-assessable.

                  (c) The Shares to be issued pursuant to this Agreement, upon delivery to the Purchaser of certificates therefor against payment in accordance with the terms of this Agreement: (i) will be validly issued, fully paid and nonassessable; (ii) except for the restrictions on transfer provided in this Agreement and in the Registration Rights Agreement, will be free and clear of all Liens, other than any Liens that may be granted by the Purchaser; and (iii) assuming that the representations of the Purchaser in Article IV hereof are true and correct, will be exempt from the registration requirements of the Securities Act.

         3.4. SUBSIDIARIES. Except as disclosed in SECTION 3.4 of the Disclosure Schedule, the Company has no Subsidiaries and, does not own, directly or indirectly, any shares of capital stock or other security of any other entity or any other investment in any other entity. For purposes of this Agreement, "SUBSIDIARY" means any Person of which 50% or more of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company, and "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity, as applicable.

         3.5. SEC REPORTS. (a) The Company has timely filed with the U.S. Securities and Exchange Commission (the "SEC") under the Exchange Act all documents required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since December 31, 1997. Prior to each Closing Date, the Company shall have previously delivered to the Purchaser (a) each Annual Report on Form 10-K of the Company filed with the SEC since December 31, 1998 (the Annual Report on Form 10-K most recently filed prior to a given Closing Date is referred to herein as the "COMPANY 10-K" relating to such Closing Date), (b) all proxy statements relating to the Company's meetings of stockholders held since December 31, 1998 and (c) all other documents filed by the Company with the SEC since December 31, 1998, in each case as filed with the SEC (collectively, the "COMPANY SEC REPORTS"). As of their respective dates, such documents complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Neither the Company nor any Subsidiary of the Company, if any, is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement, or any amendment thereto, required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the Company which is not disclosed in the Company SEC Reports. Except as disclosed in the Company SEC Reports or as disclosed on Schedule 3.5(b) attached hereto, all of such contracts and other agreements are valid, subsisting, in full force and effect, binding upon the Company or the applicable subsidiary of the Company, if any, and, to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company or the applicable subsidiary of the Company, if any, have paid in full or accrued all amounts now due from them thereunder, and have satisfied in full or provided for their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, other than any such breaches or defaults which would not, either individually or in the aggregate, have a Material Adverse Effect. True and complete copies of all of the contracts and other agreements referred to in this Section 3.5 have been provided previously to the Purchaser.

         3.6. FINANCIAL STATEMENTS. The financial statements (the "FINANCIAL STATEMENTS") contained in the Company 10-K and each of the Company's Quarterly Reports on Form 10-Q for each quarter ended after the end of the most recent fiscal year covered by the Company 10-K (the "COMPANY 10-QS") have been prepared from, and are in accordance with, the books and records of the Company and fairly present the financial condition, results of operations and cash flows of the Company as of and for the periods presented therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject, in the case of the unaudited Financial Statements included in the Company 10-Qs, to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

         3.7. ABSENCE OF UNDISCLOSED COMPANY LIABILITIES. Except as otherwise disclosed in the Company's SEC Reports, as at the end of the most recent fiscal year covered by the Company 10-K, the Company had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due) that were not adequately reflected or reserved against on the balance sheet dated the date of the end of the most recent fiscal year (or the notes thereto) included in such Company 10-K (the "AUDITED BALANCE SHEET"). The Company has no such liabilities, other than liabilities (i) adequately reflected or reserved against on such Audited Balance Sheet, or as otherwise disclosed in the Company's SEC Reports, (ii) reflected in the Company's unaudited consolidated balance sheet contained in the unaudited Financial Statements included in the Company 10-Qs,
(iii) incurred since the date of the unaudited balance dated the date of the end of the most recent quarter included in the Company's most recently filed 10-Q (the "UNAUDITED BALANCE SHEET Date") in the ordinary course of business or (iv) that would not, in the aggregate, have a Material Adverse Effect.

         3.8. NO MATERIAL ADVERSE EFFECT. Since the Unaudited Balance Sheet Date, except as disclosed in the Company SEC Reports, there has occurred no event which could have a Material Adverse Effect.

         3.9. ACTIONS AND PROCEEDINGS. Except as set forth in the Company SEC Reports, there are no actions, suits or claims or legal, administrative or arbitration proceedings ("LEGAL PROCEEDINGS") pending or, to the best knowledge of the Company, threatened against the Company that individually or in the aggregate could have a Material Adverse Effect.

         3.10. NO BREACH. Except for (a) filings required under the Exchange Act and (b) any required filing of a Notification and Report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and (c) subject to filing a notice of sale on Form D pursuant to Rule 506 under the Securities Act, if applicable, the delivery and performance of this Agreement by the Company and consummation by it of the transactions contemplated hereby will not (i) violate any provision of the charter or by-laws of the Company, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Company or any Subsidiary of the Company, if any, is party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement (each an "ORDER") of any court, arbitrator or governmental or regulatory body applicable to the Company or any Subsidiary of the Company, if any, or by which any of their assets or properties is bound, (iv) require on the part of the Company or any Subsidiary of the Company, if any, any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any Lien on the assets or properties of the Company or any Subsidiary of the Company, if any, excluding from the foregoing clauses (ii),
(iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not have a Material Adverse Effect.

         3.11. REGISTRATION RIGHTS. Except as set forth in the Company SEC Reports or on SCHEDULE 3.11 hereto, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in such registration statement.

         3.12. BROKERS OR FINDERS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof. As used in this Agreement, "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

         3.13. PATENTS, TRADEMARKS, ETC. As used herein, "INTELLECTUAL PROPERTY" shall mean patents, patent applications, patent rights, biological materials, information, manufacturing techniques, data, designs, concepts, technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, processes and other proprietary ideas. The Company has licensed from third parties the Intellectual Property covered by the license agreements listed on SCHEDULE 3.13 (the "INTELLECTUAL PROPERTY AGREEMENTS"). The Company possesses or has valid and sufficient rights to use the Intellectual Property used in its business as currently conducted or as proposed to be conducted. The Company has not received notice from a third party that the Company's operations infringe upon or conflict with the intellectual property rights of such third party and, to the Company's knowledge, there is no basis for any third party to do so. No claim is pending or, to the Company's knowledge, threatened to the effect that any such Intellectual Property of the Company or any Intellectual Property Agreements are invalid or unenforceable by the Company. The Company has taken reasonable precautions to maintain as confidential all material and protectable technical or other proprietary information developed by and belonging to the Company which has not been patented and, to the Company's knowledge, such information has been kept confidential pursuant to appropriate arrangements for confidentiality. Except as set forth on SCHEDULE 3.13 hereto, the Company has not granted or assigned to any other Person any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company (other than agreements to provide services to the Company) which is not terminable on notice by the Company without cost or other liability to the Company.

         3.14. ANTI-TAKEOVER LAWS. Seller has taken all action necessary such that no "fair price," "control share acquisition," "business combination," "anti-takeover" or similar statute (including, without limitation Section 203 of the Delaware General Corporation Law and Chapters 110C, 110D, 110E or 110F of the General Laws of the Commonwealth of Massachusetts) will apply to (i) the execution or delivery of this Agreement, (ii) the purchase of the Shares at the Initial Closing or at any Option at any Option Closing, (iii) the exercise by the Purchaser of its rights pursuant to Section 7.1 hereof, (iv) the acquisition by the Purchaser of Voting Stock (as hereinafter defined) of the Company to the extent permitted pursuant to Sections 8.2 and 8.3 or (v) the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of each Option Closing Date, that:

         4.1. AUTHORIZATION OF AGREEMENT. The Purchaser has the corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to carry out the transactions contemplated by this Agreement and the Registration Rights Agreement. The execution and delivery of each of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and the Registration Rights Agreement when executed at the Initial Closing will be, duly executed by the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms; subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditor's rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

         4.2. LITIGATION. There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

         4.3. INVESTMENT INTENTION. The Purchaser is acquiring the Initial Shares, and will acquire any additional Shares at any Option Closing, for its own account without a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof in violation of applicable law; PROVIDED, HOWEVER, that in making the representation, such Purchaser does not agree to hold the Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Shares at any time in accordance with the provisions of this Agreement and the Registration Rights Agreement and in compliance with Federal and state securities laws applicable to such sale, transfer or disposition. The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser understands that certificates representing the Shares will be issued with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ACCORDINGLY NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER.

         The Purchaser further acknowledges that in making the representation and warranty contained in Section 3.3(c)(iii) hereof, the Company is relying on the accuracy of the representations and warranties of the Purchasers contained in this Section 4.3 and Section 4.4.

         4.4. DUE DILIGENCE. The Purchaser acknowledges that it has been given a full opportunity to ask questions of the Company concerning the Company's business and financial affairs and the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information as it desired in order to evaluate its investment, and that such questions have been answered to the satisfaction of the Purchaser.

         4.5. BROKERS OR FINDERS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof.

                                    ARTICLE V

                        CONDITIONS TO CLOSING AND FUNDING

         5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AT ANY CLOSING. The obligation of the Purchaser to purchase Shares from the Company pursuant to this Agreement at any Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

                  (a) all representations and warranties of the Company shall be true and correct at and as of such Closing Date, except to the extent expressly made as of an earlier date;

                  (b) the Company shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company on or prior to such Closing Date, including delivery, or causing the delivery of, the documents indicated in Article VI; and

                  (c) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Company or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a court, arbitrator, or governmental or regulatory body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

         5.2. ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER AT OPTION CLOSINGS. The obligations of the Purchaser to purchase the Shares from the Company pursuant to this Agreement at any Option Closing is subject to the fulfillment, on or prior to the applicable Option Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

                  (a) With respect to any Option Closing, the following conditions:

                           (i)      The Company shall not have entered into an
agreement relating to or have publicly announced its intention to effect any transaction of the type described in Section 1.2(e) hereof.

                           (ii) The applicable Exercise Notice shall have been
timely delivered by the Company within the applicable time periods set forth in
Section 1.2(g) and shall have been received by the Purchaser.

                           (iii) None of the following events shall have
occurred prior to or after the delivery of the applicable Exercise Notice and not have been resolved to the satisfaction of the Purchaser prior to the applicable Closing Date:

                                    (1)     the Common Stock ceases to be quoted
on the Nasdaq (or, if the principal exchange on which the Common Stock is then listed and traded is the NYSE rather than the Nasdaq, then the NYSE);

                                    (2)     the Company ceases to be a reporting
company under the Exchange Act;

                                    (3)     the Company has made an assignment
for the benefit of creditors, or has admitted in writing its inability to pay or generally fails to pay its debts as they mature or become due, or has petitioned or applied for the appointment of a trustee or other custodian, liquidator or receiver of the Company or any Subsidiary of the Company which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X (a "SIGNIFICANT SUBSIDIARY"), if any, or of any substantial part of the assets of the Company or any Significant Subsidiary of the Company, if any, or has commenced any case or other proceeding relating to the Company or any Significant Subsidiary of the Company, if any, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or has taken any action to authorize or in furtherance of any of the foregoing, or if any such petition or application has been filed or any such case or other proceeding has been commenced against the Company or any Significant Subsidiary of the Company, if any, and the Company or any Significant Subsidiary of the Company, if any, has indicated its approval thereof, consent thereto or acquiescence therein or such petition or application has not been dismissed within 45 days following the filing thereof; or

                                    (4)     a decree or order is entered
appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company or any Significant Subsidiary of the Company, if any, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any Significant Subsidiary of the Company, if any, in an involuntary case under federal bankruptcy laws as now or hereafter constituted.

                           (iv) No Material Event shall have occurred which
would constitute a Price Adjustment Event for which the required adjustment in the applicable Per Share Purchase Price has not been made in accordance with
Section 1.2(c).

                           (v) No Suspension Event shall have occurred which has
not been denied, dismissed with prejudice or rescinded. For purposes of this Agreement, a "SUSPENSION EVENT" shall be deemed to have occurred if: (1) a third party has made or filed a written claim (a "SUSPENSION REQUEST") requesting a court or arbitrator to prohibit, restrain or enjoin the performance by the Company or the Purchaser of their respective obligations under the Distribution and Marketing Agreement, which Suspension Request is based upon or arises out of a claim which, if substantiated, would constitute a breach by the Company of its representations and warranties set forth in clause (iv) or (v) of Section 13.1 of the Distribution and Marketing Agreement or (2) a court or arbitrator has granted an award, order, injunction or decision enforcing such Suspension Request. With respect to any Option, (1) if such Suspension Event is rescinded, denied or dismissed with prejudice on or prior to the 90th day following the delivery date of the applicable Exercise Notice for the First Option, the Second Option or the Third Option, as the case may be, then, subject to the fulfillment or waiver of the other applicable conditions set forth in Sections 5.1 and 5.2, the Option Closing with respect to such Option shall occur as soon as practicable following the resolution of such Suspension Event or (2) if such Suspension Event is not rescinded, denied or dismissed with prejudice on or before the 90th day following the delivery date of the applicable Exercise Notice, but is subsequently rescinded, denied or dismissed with prejudice then, subject to the fulfillment or waiver of the other applicable conditions set forth in Sections 5.1 and 5.2, the Option Closing with respect to such Option shall, at the option of the Company, occur on the earlier of: (A) the next subsequent Option Closing Date, if any, or (B) as soon as practicable following the resolution of such Suspension Event.

                           (vi) The conditions set forth in Section 5.1 and the
other provisions of this Section 5.2 shall have been satisfied or waived on or prior to the 90th day following the delivery date of the applicable Exercise Notice; PROVIDED, HOWEVER, that in the event that a Closing is delayed in accordance with Section 1.2(c) due to the occurrence of a Material Event, such 90-day period shall be extended by the number of days that the commencement of the Price Determination Period is so delayed, but in no event shall such extension be for more than 45 days; PROVIDED, FURTHER, that in the event that an Option Closing is delayed in accordance with

Section 5.2(a)(v) due to the occurrence of a Suspension Event which is subsequently resolved prior to the termination of such Option, then such 90-day period shall be extended until the occurrence of such Option Closing (subject to further extension pursuant to Section 1.2(c) on account of a Material Event), but in no event shall such period be extended beyond the 135th day following the latest date upon which the Exercise Notice for the Third Option could be timely delivered in accordance with Section 1.2(g)(iii).

                  (b) With respect to the Second Option Closing and the Third Option Closing, the Required FDA Approval shall not have been suspended, rescinded, or modified in any materially adverse respect.

         5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AT ANY CLOSING. The obligations of the Company to consummate the transactions contemplated by this Agreement at any Closing are subject to the fulfillment, prior to or on the applicable Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable law):

                  (a) all representations and warranties of the Purchaser contained herein shall be true and correct; and

                  (b) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to such Closing Date, including delivery, or causing the delivery of, the documents indicated in
Article VI; and

                  (c) there shall not be in effect any Order by a court, arbitrator or governmental or regulatory body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

         5.4. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AT THE INITIAL CLOSING FUNDING. The obligation of the Purchaser to pay the Initial Closing Funding Amount to the Company at the Initial Closing Funding is subject to the fulfillment on the Initial Closing Funding Date of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

                  (a) No Material Event shall have occurred which would constitute a Price Adjustment Event for which the required adjustment in the Initial Closing Purchase Price has not been made in accordance with Section 1.2(c); and

                  (b) Except as disclosed in any Company SEC Report filed prior to the Initial Closing Funding, the representations and warranties set forth in Sections 3.8 and 3.9 hereof shall be true and correct as if made on and as of the Initial Closing Funding Date.

                                   ARTICLE VI

                            DOCUMENTS TO BE DELIVERED

         6.1. DELIVERIES BY THE COMPANY TO THE PURCHASER AT EACH CLOSING. At each Closing, the Company shall deliver, or shall cause to be delivered, to the Purchaser the following (PROVIDED THAT, in the case of the Initial Closing the Company shall not be required to deliver the stock certificate specified in
Section 6.1(b) or the receipt specified in Section 6.1(f) until the Initial Closing Funding Date):

                  (a) a certificate (dated the applicable Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed on behalf of the Company certifying as to the fulfillment of the conditions in Sections
5.1 and 5.2 applicable to such Closing Date;

                  (b) except in the case of the Initial Closing, certificate(s) representing the Shares being purchased at the Closing which shall be validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

                  (c) a certificate of the Secretary of the Company, certifying as to the adoption by the Board of Directors of the Company of resolutions substantially in the form attached as EXHIBIT B;

                  (d) an opinion of Hale and Dorr LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as EXHIBIT C;

                  (e) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware dated as soon as practicable prior to the Closing Date; and

                  (f) except in the case of the Initial Closing, a receipt for the purchase price paid for the Shares purchased at the Closing.

         6.2. DELIVERIES BY THE COMPANY AND THE PURCHASER AT THE INITIAL CLOSING. At the Initial Closing, the Company and the Purchaser shall execute and deliver the Registration Rights Agreement.

         6.3. DELIVERIES BY THE COMPANY TO THE PURCHASER AT THE INITIAL CLOSING FUNDING. At the Initial Closing Funding, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

                  (a) certificate(s) representing the Shares being purchased at the Initial Closing;

                  (b) a certificate dated the Initial Closing Funding Date and in form and substance reasonably satisfactory to the Purchaser executed on behalf of the Company certifying as to the fulfillment of the conditions set forth in Section 5.4; and

                  (c) a receipt for the Initial Closing Funding Amount paid at Initial Funding Closing.

         6.4. DELIVERIES BY THE PURCHASER TO THE COMPANY AT THE INITIAL CLOSING FUNDING AND EACH OPTION CLOSING. At the Initial Closing Funding and each Option Closing, as applicable, the Purchaser shall deliver, by wire transfer of immediately available funds to an account specified by the Company in accordance with Section 2.2 hereof, to the Company the aggregate purchase price payable for the Shares purchased at such Initial Closing Funding or Option Closing.

                                   ARTICLE VII

                        CERTAIN COVENANTS OF THE COMPANY

         The Company covenants and agrees that, so long as the Purchaser holds of record or beneficially at least 25% of the aggregate Shares purchased hereunder (or shares of capital stock or other securities of the Company issued in replacement of, in exchange for, or otherwise in respect of the Shares), it will perform and observe the following covenants and provisions:

         7.1.     PARTICIPATION RIGHTS OF PURCHASER IN FUTURE ISSUANCES.

                  (a) Except with respect to "EXEMPT ISSUANCES" as defined in
Section 7.1(c) below, in the event that the Company proposes to issue any Common Stock or options, warrants, purchase rights or other securities which by their terms are directly or indirectly exercisable for, convertible into or exchangeable for shares of Common Stock (such shares of Common Stock or any such securities are referred to herein as "EQUITY SECURITIES"), the Company will deliver to the Purchaser a notice of such proposed issuance (the "NOTICE OF PROPOSED ISSUANCE"), which shall specify (i) the type and number of Equity Securities proposed to be issued, (ii) the purchase price per security (or where such price is not known, the manner in which such price will be determined) of Equity Securities proposed to be issued, (iii) the use to which the proceeds of such Equity Securities are intended to be put and (iv) the material terms and conditions of such proposed issuance (or where such terms and conditions are not known, the manner in which they will be determined).

                  (b) Except with respect to an Exempt Issuance, the Purchaser shall have the right to purchase all (or any portion) of its Pro Rata Portion of such Equity Securities as are proposed to be issued, at the price and on the terms and conditions contained in the Notice of Proposed Issuance; PROVIDED, HOWEVER, that the Purchaser shall not have the right to purchase such Equity Securities if, at the time of such proposed purchase, the Purchaser (i) has failed to purchase Shares pursuant to the exercise of an Option on the applicable Option Closing Date (unless such failure resulted from the failure of the Company to fulfill any conditions set forth in Article V or Article VI hereof required to be fulfilled by the Company on such Option Closing Date) or
(ii) has committed an uncured, material breach of the Distribution and Marketing Agreement which would give rise to a right on the part of the Company to terminate the Distribution and Marketing Agreement pursuant to Sections 11.3(a), 11.3(b) or 11.5 thereof. The Purchaser's "PRO RATA PORTION" shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by the Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding. The rights set forth in this Section 7.1 shall be exercised by the Purchaser, if at all, by written notice to the Company delivered not later than 20 days after the receipt by the Purchaser of the Notice of Proposed Issuance in accordance with the terms and conditions stated therein.

                  (c) As used in this Section 7.1, "EXEMPT ISSUANCES" shall include the issuance of any Equity Securities (i) to employees, directors or consultants of the Company as compensation for services, (ii) as a dividend or distribution payable PRO RATA to all holders of Common Stock, (iii) upon a stock split, subdivision, reclassification or exchange of shares of Common Stock, (iv) in connection with the conversion or exercise of any outstanding Equity Securities which were outstanding as of the date of this Agreement or were issued in compliance with this Section 7.1 after the date of this Agreement, (v) to any corporate partner or academic institution as consideration for an agreement relating to the licensing of intellectual property rights of the Company to such corporate partner or academic institution or the licensing of intellectual property rights by such corporate partner or academic institution to the Company, or (vi) to any seller as consideration in connection with any asset or stock purchase, merger, consolidation or other business combination transaction.

         7.2. RESERVATION OF COMMON STOCK AND OTHER SECURITIES. The Company shall take any and all actions necessary or appropriate to ensure that at all times there shall be a sufficient number of authorized and unissued shares of Common Stock reserved and available for issuance to the Purchaser upon the exercise of the Options. If the Common Stock is reclassified into a different class or series of capital stock of the Company other than in a transaction as a result of which the Options are terminated in accordance with Section 1.2(e), then the Company shall take any and all actions necessary or appropriate to ensure that there shall be a sufficient number of authorized and unissued shares of such capital stock reserved and available for issuance to the Purchaser upon the exercise of the Options.

         7.3. CORPORATE EXISTENCE; CONDUCT OF BUSINESS. The Company will continue to engage principally in the business now conducted by the Company. The Company will keep in full force and effect its corporate existence and any patents and other intellectual property rights used or useful in its business (except such rights as the Board of Directors, in its reasonable business judgment, has determined are not material to the Company's continuing operations).

         7.4. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement.

         7.5. INTEGRATION. Neither the Company nor any affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that will be integrated with the sale of the Shares in a manner that would require the registration of the Shares sold hereunder under the Securities Act.

         7.6. PROVISION OF INFORMATION. The Company shall furnish to the Purchaser such information regarding the Company and its business as the Purchaser may reasonably request from time to time in connection with any Option Closing.

         7.7. RIGHTS AGREEMENT. The Board of Directors of the Company shall approve an amendment (the "RIGHTS AMENDMENT") to the Rights Agreement dated as of December 17, 1997 between the Company and Norwest Bank Minnesota, N.A. (the "RIGHTS PLAN") so as to provide that (a) the Purchaser will not become an "Acquiring Person" and (b) no "Triggering Event" or "Distribution Date" (as such terms are defined in the Company's Rights Plan) will occur in each case as a result of (i) the approval, execution and delivery of this Agreement, (ii) the purchase of the Shares at the Initial Closing or at any Option Closing; (iii) the exercise by the Purchaser of its rights under Section 7.1 hereof and (iv) the acquisition by the Purchaser of Voting Stock (as hereinafter defined) of the Company to the extent permitted pursuant to Sections 8.2 and 8.3 hereof. Promptly following the execution and delivery of this Agreement, Company shall take all action necessary to make the Rights Amendment effective.

                                  ARTICLE VIII

                 STANDSTILL AGREEMENT AND RIGHT OF FIRST REFUSAL

         8.1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the following terms, for all purposes of this Article VIII, shall have the meanings specified in this Section 8.1:

                  (a) "VOTING STOCK" shall mean the Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock and any other securities issued by the Company having the power to vote in the election of directors of the Company, other than securities having such power only upon the happening of a contingency which has not yet occurred.

                  (b) "CHANGE OF CONTROL" shall mean (i) the acquisition by any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act including any such person's "affiliates" and "associates" as such terms are used in the Exchange Act (other than a Subsidiary, any employee benefit plan of the Company, or any entity organized, appointed or established by the Company to hold securities of the Company pursuant to such benefit plan), directly or indirectly, of Voting Stock representing 50% or more of the combined voting power of the Voting Stock then outstanding; or (ii) a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or (iii) the sale of all or substantially all of the assets of the Company.

         8.2. PROHIBITED ACTIVITIES. The Purchaser agrees that, during the period commencing on the Initial Closing Date and ending on the earlier of (a) the date which is five years after the Initial Closing Date or (b) the date which is one year after the termination of the Distribution and Marketing Agreement, unless it has obtained the prior written consent of the Company, or, except as set forth in Section 8.3 below, it will not, directly or indirectly, alone or as a member of a "group" (as such term is used in Section 13(d)(3) of the Exchange Act) (i) acquire beneficial ownership as determined pursuant to Rule 13d-3 under the Exchange Act of any Voting Stock, other than pursuant to the exercise of Options, pursuant to Section 7.1 of this Agreement or by way of stock dividend, stock split or recapitalization effected by the Company, or other distributions or offerings made available to holders of Voting Stock generally, (ii) make a tender or exchange offer for Voting Stock if, after such acquisition, the Purchaser would beneficially own 20% of more of the total combined voting power of the Voting Stock then outstanding or (iii) engage in any solicitation of proxies for the purpose of obtaining stockholder approval for any transaction that would result in the Purchaser acquiring Voting Stock, if, after such acquisition, the Purchaser would beneficially own 20% or more of the total combined voting power of the Voting Stock then outstanding (iv) take any action which could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clauses (ii) or
(iii) above; or provided that it will not be a violation of this Section 8.2 if the Purchaser acquires the Voting Stock as a result of any action taken by the Company or its Affiliates.

         8.3. EXCEPTIONS. The parties agree that the restrictions set forth in
Section 8.2 above shall not apply if (a) the Company's Board of Directors determines to solicit proposals to engage in a bona fide Change of Control transaction; (b) the Company notifies the Purchaser that it has received a proposal from a third party that could result in a Change of Control transaction and that the Company's Board of Directors has determined to consider such proposal; (c) the Company enters into a definitive agreement to engage in a Change of Control Transaction with either the Purchaser or any third party; or
(d) a public announcement of the commencement or making of, or the intention to commence or make, a tender or exchange offer by any person other than the Company or the Purchaser for Voting Stock representing 20% or more of the combined voting power of Voting Stock then outstanding; PROVIDED, HOWEVER, the restrictions shall be reinstated if (i) the Board of Directors of the Company subsequently notifies Purchaser in writing that it has determined to cease entertaining proposals to negotiate a Change of Control transaction pursuant to either (a) or (b) above and is neither then engaged in negotiations or discussions relating to nor has entered into a definite agreement with any third party for such Change of Control transaction; (ii) any merger agreement or other definitive agreement entered into under clause (a), (b) or (c) above is subsequently terminated or expires before the transaction contemplated thereby is consummated; or (iii) such tender or exchange offer referred to in clause (d) above is withdrawn or terminated without such person acquiring such 20% ownership level; and FURTHER PROVIDED THAT, if Purchaser has acquired any additional securities of the Company during the time such restriction was not in effect and such limitation is reinstated as a consequence of the foregoing proviso, then from and after the reinstatement of such limitation, Purchaser shall not, except as otherwise permitted under Section 8.2(b)(i), acquire beneficial ownership of any additional securities of the Company or authorize or make a tender, exchange or other offer therefor, if the effect of such acquisition would be to increase the percentage of the Voting Stock then owned by Purchaser to an amount equal to the greater of (1) 20% or (2) the percentage of the Voting Stock then owned by Purchaser (as such percentage may decrease over time as a result of dispositions of securities by Purchaser).

         8.4. CHANGE OF CONTROL NOTICE AND AGREEMENT TO NEGOTIATE. The Company agrees that during the period commencing on the Initial Closing Date and ending on the earlier of (i) the date on which the Distribution and Marketing Agreement is terminated and (ii) the date on which the Purchaser ceases to hold an aggregate of at least 25% of the Shares purchased hereunder (or shares of capital stock or other securities of the Company issued in replacement of, in exchange for, or otherwise in respect of the Shares), the Company shall promptly notify the Purchaser in writing not later than one trading day following the receipt of any written proposal (a "CHANGE OF CONTROL OFFER") from a third party (the "ACQUIRING PARTY") that could result in a Change of Control transaction (unless Company's Board of Directors has determined not to consider such proposal). Such notice (the "CHANGE OF CONTROL NOTICE") shall describe in reasonable detail the terms and conditions of the Change of Control Offer and shall offer the Purchaser the opportunity to enter into good faith negotiations with the Company to enter into a Change of Control transaction on terms no less favorable to the Purchaser than the terms set forth in the Change of Control Notice. The Purchaser shall inform the Company within two business days after receipt of the Change of Control Notice if it wishes to negotiate with the Company with respect to a Change of Control transaction on terms no less favorable to the Company than the terms set forth in the Change of Control Notice (an "EQUIVALENT TRANSACTION"). If the Purchaser either fails to respond in writing within such two business day period, or responds that it does not wish to negotiate such an Equivalent Transaction, the Company shall have no further obligations to the Purchaser with respect to a Change of Control transaction with such Acquiring Party. If the Purchaser responds in writing within such two business day period that it wishes to negotiate with the Company for an Equivalent Transaction, then the Company, subject to the Board of Directors' fiduciary duties under applicable law, shall negotiate in good faith with the Purchaser with respect to a Change of Control transaction with the Purchaser on terms no less favorable to the Purchaser than the terms offered by the Acquiring Party.

                                   ARTICLE IX

                            RESTRICTIONS ON TRANSFER

         9.1. RESTRICTED SHARES. "RESTRICTED SHARES" means (i) the Shares and
(ii) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED, HOWEVER, that the Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(l) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

         9.2.     REQUIREMENTS FOR TRANSFER.

                  (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Purchaser to a wholly owned subsidiary; provided that the transferee agrees in writing to be subject to the terms of this Agreement, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

         9.3. LEGENDS. Each certificate representing Restricted Shares shall bear a legend substantially in the form set forth in Section 4.3 hereof, which legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and each Closing hereunder, regardless of any investigation made by the parties hereto. The parties hereto agree that the agreements and covenants of each of the parties contained in this Agreement shall survive the execution and delivery of this Agreement, and each Closing hereunder.

         10.2. FEES AND EXPENSES. Except as otherwise provided in this Agreement, the Company and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

         10.3. FURTHER ASSURANCES. The Company and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         10.4.    DISPUTE RESOLUTION.

                  (a) Any matter or dispute that cannot be resolved by the parties hereto, and any other dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity of this Agreement, shall be submitted in the first instance to the most senior officer of the Focal and Genzyme business unit responsible for the performance of each party's obligations under this Agreement.

                  (b) If the matter or dispute cannot be resolved by the senior officers of the relevant business units pursuant to Section 10.4(a) within 20 days after submission, either party may submit such matter or dispute to the Chief Executive Officer of Focal and the Chief Executive Officer of Genzyme.

                  (c) If the matter of dispute cannot be resolved by the individuals designated in Section 10.4(b) within 30 days after such submission, either party may submit such matter or dispute to arbitration alternative dispute resolution ("ADR"), as provided in EXHIBIT D attached hereto.

                  (d) The arbitration decision shall be binding upon the parties. The decision of the arbitrators shall be executory, and the prevailing party may enter such decision in any court having competent jurisdiction. Each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party (including the right to seek and to obtain injunctive relief) solely to enforce the instituting party's arbitration rights or the decision of the arbitrators.

         10.5. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         10.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         10.7. TABLE OF CONTENTS AND HEADINGS. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         10.8. NOTICES. Any notice, demand, request or delivery required or permitted to be given by the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or when sent by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

                  If to the Company, to:

                  Focal, Inc.
                  4 Maguire Road
                  Lexington, MA  02173
                  Attention:  President
                  Telecopier:  (781) 280-7802

                  With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109
                  Attention:  Steven D. Singer, Esq.
                  Telecopier:  (617) 526-5000

                  If to a Purchaser, to:

                  Genzyme Corporation
                  One Kendall Square
                  Cambridge, MA  02139
                  Attention:  Chief Corporate Counsel
                  Telecopier:  (617) 252-7553

                  With a copy to:

                  Palmer & Dodge LLP
                  One Beacon Street
                  Boston, MA  02108
                  Attention:  Paul M. Kinsella, Esq.
                  Telecopier:  (617) 227-4420

Any party may by notice given in accordance with this Section 10.8 to the other parties designate another address or person for receipt of notices hereunder.

         10.9. SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         10.10. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

         10.11. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.12. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

         10.13. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's obligation to purchase the Shares) to any Affiliate of the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

         10.14. LIMITATION OF LIABILITY. (a) The Purchaser's liability to the Company and its officers, employees and stockholders for any claim arising under this Agreement, or otherwise arising from the transactions contemplated herein, regardless of the form of action (including, but not limited to, actions for breach of contract, negligence, strict liability and rescission) will not exceed the lesser of (i) the total amount invested or required to be invested by the Purchaser in the Company pursuant to this Agreement prior to the event giving rise to such claim, or (ii) the actual damages sustained by the affected party.

                  (b) In no event shall either party be liable to the other party, or the officers, employees or stockholders of the other party for any special, indirect, incidental or consequential damages, including, but not limited to, loss of revenues and loss of profits, even if such party has been advised of the possibility of such damages.

         10.15. USE OF NAMES. Except as required by applicable law, neither the Company nor the Purchaser shall use, directly or indirectly, the other party's name in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the other party for the specific use contemplated.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                  THE COMPANY:

                                  FOCAL, INC.

                                  By:  /s/ David M. Clapper
                                      ------------------------------------
                                      Name: David M. Clapper
                                      Title: President

                                  THE PURCHASER:

                                  GENZYME CORPORATION

                                  By:  /s/ Earl M. Collier, Jr.
                                      ------------------------------------
                                      Name: Earl M. Collier, Jr.
                                      Title: Executive Vice President

                                  SCHEDULE 3.4

                       SUBSIDIARIES AND OTHER INVESTMENTS

                                      None

                                 SCHEDULE 3.5(B)

         The Company has entered into a Letter Agreement dated July 28, 1998 (the "Letter Agreement") with Ethicon, Inc. ("Ethicon"), which amends in part the Distribution License and Supply Agreement dated January 2, 1997 between Ethicon and the Company. The Company has not filed the Letter Agreement as an exhibit to any of the Company SEC reports.

                                  SCHEDULE 3.11

                         HOLDERS OF REGISTRATION RIGHTS

         The Company is party to a Restated Investors Rights Agreement dated April 12, 1996 among the Company and certain of its stockholders pursuant to which the Company has granted to such stockholders certain rights to register their shares of Common Stock of the Company.

                                  SCHEDULE 3.13

         The Company has licensed from third parties the Intellectual Property covered by the license agreements set forth below:

         1. Patent and Technology License Agreement dated June 11, 1992 between the Company and the University of Texas.

         2. Exclusive License Agreement dated August 7, 1992 by and among the Company, Marvin Slepian, M.D. and Endoluminal Therapeutics, Inc.

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                        FORM OF COMPANY BOARD RESOLUTIONS

                                    EXHIBIT C

                      FORM OF OPINION OF COMPANY'S COUNSEL

                                    EXHIBIT D

                                 ADR PROCEDURES

                  1. To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen
(14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues subject to ADR pursuant to Section 9.1 to be resolved within the same ADR.

                  2. Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral party to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral party within such period, a Party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral party pursuant to the following procedures:

                           (1) The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a CURRICULUM VITAE for each candidate. No candidate shall be an employee, director or shareholder of a Party or any of their Affiliates.

                           (2) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

                           (3) Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

                           (4) If the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral party the candidate for whom Focal on the one hand, and Genzyme on the other hand, have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral party the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subsection b(i)-(iv) shall be repeated.

                  3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral party shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the

Parties cannot agree, the neutral party shall designate a location other than the principal place of business of either Party or any of their Affiliates.

                  4. At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral party:

                           (1) a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral party;

                           (2) a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

                           (3) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one
         (1) page per issue.

                           (4) a brief in support of such Party's proposed rulings and remedies, provided that the brief shall not exceed twenty
         (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

                  5. Consistent with subsections d(i)-(iv), the neutral party shall establish the rules for, and resolve any disputes concerning, any discovery to be conducted prior to the ADR proceeding, including but not necessarily limited to depositions, interrogatories, requests for admissions, or production of documents.

                  6. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

                           (1) Each Party shall be entitled to five (5) hours of hearing time to present its case. The neutral party shall determine whether each Party has had the five (5) hours to which it is entitled.

                           (2) Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony (unless a witness affiliated with a party has been called by the other party in that party's case, in which event the party with which the witness is affiliated may examine the witness either immediately after the direct examination or as part of that party's case), and cross-examination time shall be charged against the party conducting the cross-examination.

                           (3) The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.


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

                           (4) Settlement negotiations, including any statements made therein, shall not be admitted or referred to in the ADR hearing under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral party shall have sole discretion regarding the admissibility of any evidence.

                  7. Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral party a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

                  8. The neutral party shall rule on each disputed issue within fourteen (14) days following completion of the hearing. In making his/her ruling, the neutral party shall apply the governing law provisions of the Agreement. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party's proposed rulings and remedies on some issues and the other Party's proposed rulings and remedies on other issues. The neutral party may but need not, issue a written opinion or otherwise explain the basis of the ruling.

                  9. The neutral party shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all reasonable expert witness fees and expenses), the fees and expenses of a court reporter, if any, and any expenses for a hearing room, shall be paid as follows:

                           (1) If the neutral party rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

                           (2) If the neutral party rules in favor of one Party on some issues and the other Party on other issues, the neutral party shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral party shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

                  10. The rulings of the neutral party and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

                  11. Except as provided in subsection (i) or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings and any written opinion of the neutral party shall be deemed Confidential Information. The neutral party shall have the authority to impose sanctions for unauthorized disclosure of Proprietary Information.

                  12. No ADR proceeding between the Parties shall include, by consolidation, joint or otherwise, any third party, without the consent of both Parties.


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